Accelerating Growth Everett Cunningham Senior Vice President, Commercial November 5th, 2014

| 2 Safe Harbor Disclosure The statements in this presentation which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the Company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the Company's most recently filed Annual Report on Form 10-K and in any of the Company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

| 3 The Commercial Organization has Come a Long Way in 2 Years INVESTOR 2014 D A Y 1 Unified Sales Team • Attracting talent • Reduced turnover • Enhanced growth culture

| 4 Keys to Success One Sales Organization, Focused on Local Customers Needs #1 All Healthcare is Local… 8 regional leaders 108 aligned districts • Sales Director/GM • Specialty Rep Focus • Clinical Franchise Solutions • Customer & Market Focused National and local payer partnerships Improved execution One unified team WEST MIDWEST GREAT LAKES EAST NORTH SOUTHWEST SOUTH SOUTHEAST

| 5 Keys to Success Discipline around Processes, Tools and Measurement #2 Tools to Drive Effectiveness… Targeting high value opportunities Increase call frequency & impact Manage account relationships Enable call-point coordination Align field force with clinical franchises Manage performance

| 6 Keys to Success Focus on Talent Acquisition, Growth & Retention #3 A Winning Team… National Sales Meeting/Training Sustained training through online process Focus on specialty opportunities Integrity selling – single customer-focused methodology Performance driven culture

| 7 Engaging in the Market

| 8 Key Takeaways Focus on Growing Esoteric Lab Professional Services Superior Customer Experience The Commercial organization has come a long way in 2 years One sales organization: better led, staffed, equipped, trained, and motivated Resources being deployed against the best growth opportunities The new Quest is building momentum and continuing to make progress